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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          The Williams Companies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                                                 (WILLIAMS LOGO)
STEVEN J. MALCOLM
CHAIRMAN OF THE BOARD

To the Stockholders of The Williams Companies, Inc.:

     You are cordially invited to attend the 2003 Annual Meeting of Stockholders of The Williams Companies, Inc. to be held on Thursday, May 15, 2003, in the Williams Resource Center, One Williams Center, Tulsa, Oklahoma, commencing at 11 a.m., local time. We look forward to greeting personally as many of our stockholders as possible at the Annual Meeting.

     The Notice of the Annual Meeting and Proxy Statement accompanying this letter provide information concerning matters to be considered and acted upon at the Annual Meeting. A report on the operations of Williams will be presented at the Annual Meeting, followed by a question-and-answer and discussion period.

     We know that most of our stockholders are unable to attend the Annual Meeting in person. Williams solicits proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the Annual Meeting. Whether or not you plan to attend, you can be sure your shares are represented by promptly voting and submitting your proxy by phone, by Internet or by completing, signing, dating and returning your Proxy Form in the enclosed postage-paid envelope. Regardless of the number of shares you own, your vote is important.

     Thank you for your continued interest in Williams.

                                            Very truly yours,

                                            -S- STEVEN J. MALCOLM
                                            Steven J. Malcolm

Enclosures
March 28, 2003

                               TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS....................
PROXY STATEMENT.............................................     2
PROPOSAL 1. ELECTION OF DIRECTORS...........................     3
GENERAL INFORMATION.........................................     5
EXECUTIVE COMPENSATION AND OTHER INFORMATION................     8
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....    14
STOCKHOLDER RETURN PERFORMANCE PRESENTATION.................    18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................    19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............    21
REPORT OF THE AUDIT COMMITTEE...............................    23
PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT
  AUDITOR...................................................    23
PROPOSAL 3. AMENDMENT OF THE WILLIAMS COMPANIES, INC. 2002
  INCENTIVE PLAN............................................    24
STOCKHOLDER PROPOSALS FOR 2003
  PROPOSAL 4. STOCKHOLDER PROPOSAL ON AUDIT SERVICES........    29
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT
  OF 1934...................................................    31
STOCKHOLDER PROPOSALS FOR 2004..............................    31
GENERAL.....................................................    31
EXHIBIT A...................................................   A-1
EXHIBIT B...................................................   B-1

                          THE WILLIAMS COMPANIES, INC.
                              ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA 74172

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 15, 2003
                            11:00 A.M. CENTRAL TIME

                             ---------------------

To the Stockholders of
The Williams Companies, Inc.

     NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of The Williams Companies, Inc. will be held in the Williams Resource Center, One Williams Center, Tulsa, Oklahoma, on Thursday, May 15, 2003, at 11 a.m., local time, for the following purposes:

          1. To elect three directors of Williams;

          2. To ratify the appointment of Ernst & Young LLP as our independent auditor for 2003;

          3. To amend The Williams Companies, Inc. 2002 Incentive Plan; and

          4. To transact such other business, including a stockholder proposal, as may properly come before the Annual Meeting or any adjournment thereof.

     EVEN IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE PROMPTLY VOTE IN ONE OF THE FOLLOWING WAYS SO THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AND VOTED AT THE ANNUAL MEETING:

          1. CALL THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card;

          2. VOTE VIA THE INTERNET on the website shown on the proxy card; or

          3. MARK, SIGN, DATE AND RETURN the enclosed proxy card in the postage-paid envelope.

     The Board of Directors has fixed the close of business on March 21, 2003, as the record date for the Annual Meeting, and only holders of common stock of record at such time will be entitled to vote at the Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          -s- BRIAN K. SHORE
                                          Brian K. Shore
                                          Secretary

Tulsa, Oklahoma
March 28, 2003

                          THE WILLIAMS COMPANIES, INC.
                              ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA 74172

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 15, 2003

     This Proxy Statement is furnished by The Williams Companies, Inc. ("Williams" or the "Company") in connection with the solicitation of proxies by the Board of Directors of Williams to be used at the 2003 Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders, and at any and all adjournments of the Annual Meeting. The term "Williams" also includes subsidiaries where the context requires.

SOLICITATION AND REVOCATION OF PROXIES AND VOTING

     Execution and return of the enclosed proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person. A stockholder giving a proxy has the power to revoke it at any time before it is exercised. A stockholder may revoke the proxy prior to its exercise by delivering written notice of revocation to the Secretary of Williams, by executing a later dated proxy or by attending the Annual Meeting and voting in person. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the Annual Meeting or any adjournment thereof as specified therein by the person giving the proxy, but, if no specification is made, the shares represented by proxy will be voted as recommended by the Board of Directors.

     Williams will pay the expenses of this proxy solicitation including the cost of preparing and mailing the Proxy Statement and proxy card. Such expenses may also include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of Williams' common stock. Williams expects to solicit proxies primarily by mail, but directors, officers, employees and agents of Williams may also solicit proxies in person or by telephone or by other electronic means. In addition, Williams has retained Morrow & Co., Inc. to assist in the solicitation of proxies for which Williams will pay an estimated $10,500 in fees, plus expenses and disbursements. This Proxy Statement and accompanying proxy card were first mailed to stockholders on or about April 9, 2003.

     The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. If a quorum is present, proposals to be voted on at the Annual Meeting, other than the election of directors which requires a plurality of the votes cast, will be decided by a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy, unless the proposal relates to matters on which more than a majority vote is required under Williams' Restated Certificate of Incorporation, as amended, its by-laws, the laws of the state of Delaware under whose laws Williams is incorporated or other applicable law.

     A stockholder may, with respect to the election of directors: (i) vote for the election of all nominees named herein; (ii) withhold authority to vote for all such nominees; or (iii) vote for the election of all such nominees other than any nominees with respect to whom the vote is specifically withheld by indicating in the space provided on the proxy. A stockholder may, with respect to each other matter to be voted upon: (i) vote for the matter; (ii) vote against the matter; or (iii) abstain from voting on the matter.

     Votes withheld from a nominee for election as a director or votes on other matters that reflect abstentions or broker non-votes (i.e., shares as to which the record owner has not received instructions from the beneficial owner of the shares on a matter as to which, under the applicable rules of the New York Stock Exchange, the record owner does not have authority to vote without such instruction) will be treated as present at the Annual Meeting for the purpose of determining a quorum but will not be counted as votes cast. Accordingly, abstentions will be counted in tabulating the votes cast and, therefore, will have the same effect as a vote against the appointment of the auditor and approval of the amendment to the 2002 Incentive Plan. Broker non-votes will not be counted in tabulating the votes cast.

     As a matter of policy, proxies and voting tabulations that identify individual stockholders are kept confidential. Such documents are made available only to those who process the proxy cards, tabulate the vote and serve as inspectors of election, none of whom are Williams employees, and certain employees of Williams responsible for the Annual Meeting. The vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

     Only holders of Williams' common stock of record at the close of business on March 21, 2003, will be entitled to receive notice of and to vote at the Annual Meeting. Williams had 517,654,346 shares of common stock outstanding on the record date and each share is entitled to one vote.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Williams' Restated Certificate of Incorporation, as amended, provides for three classes of directors of as nearly equal size as possible and further provides that the total number of directors shall be determined by resolution adopted by the affirmative vote of a majority of the Board of Directors, except that the total number of directors may not be less than five nor more than 17. The term of each class of directors is normally three years, and the term of one class expires each year in rotation.

     Three individuals, all of whom are currently directors of Williams have been nominated for election for three-year terms as directors at the Annual Meeting. Seven directors will continue in office to serve pursuant to their prior elections. Mr. James C. Lewis has elected not to stand for reelection. Mr. Gordon R. Parker will be leaving the Board of Directors as of the date of the Annual Meeting. In accordance with the recommendation of the Nominating & Governance Committee, the Board of Directors proposes that the following nominees be elected: Messrs. William E. Green, W. R. Howell and George A. Lorch.

     The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. William E. Green, W. R. Howell and George A. Lorch. Should any nominee named herein become unable for any reason to stand for election as a director of Williams, the persons named in the proxy will vote for the election of such other person or persons as the Nominating & Governance Committee may recommend and the Board of Directors may propose to replace such nominee or, if none, the Nominating & Governance Committee will recommend that the size of the Board be reduced. Williams knows of no reason why any of the nominees will be unavailable or unable to serve.

     The names of the nominees and the directors whose terms of office will continue after the 2003 Annual Meeting, their principal occupations during the past five years, other directorships held and certain other information are set forth below.

STANDING FOR ELECTION

                                    CLASS II

                             TERMS EXPIRE MAY 2006

WILLIAM E. GREEN, AGE 66

     Director since 1998. Mr. Green is founder of William Green & Associates, a Palo Alto, California law firm and has been with the firm since 1974. He also serves as Vice President, General Counsel, and Secretary of Information Network Radio, Inc.

W. R. HOWELL, AGE 67

     Director since 1997. Mr. Howell is Chairman Emeritus of J. C. Penney Company, Inc., a major retailer. He was Chairman of the Board and Chief Executive Officer of J. C. Penney from 1983 to 1996. He is a director of Exxon Mobil Corporation, Pfizer, Inc., Deutsche Bank Trust Corporation, Halliburton Company, Viseon, Inc. and American Electric Power Company, Inc.

GEORGE A. LORCH, AGE 61

     Director since 2001. Mr. Lorch is Chairman Emeritus of Armstrong Holdings, Inc. From 1996 through April 2000, he served as Chairman of the Board and Chief Executive Officer of Armstrong World Industries, Inc. He served as Chairman of the Board and Chief Executive Officer of Armstrong Holdings, Inc. from May to August of 2000. Mr. Lorch also serves on the boards of Pfizer and Household International, Inc. Armstrong World Industries, Inc. filed for voluntary reorganization under Chapter 11 of the United States Bankruptcy Code and filed a Plan of Reorganization in November, 2002.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NAMED IN PROPOSAL 1.

DIRECTORS CONTINUING IN OFFICE

                                    CLASS I

                             TERMS EXPIRE MAY 2005

HUGH M. CHAPMAN, AGE 70

     Director since 1999. Mr. Chapman is a retired Chairman of the Board of Nations Bank South, a commercial bank holding company, where he served from 1992 through June 1997. He also serves as a director of West Point Stevens.

FRANK T. MACINNIS, AGE 56

     Director since 1998. Mr. MacInnis is Chairman of the Board and Chief Executive Officer of EMCOR Group, Inc., one of the world's largest electrical and mechanical construction and facilities management groups, and has been since 1994. Mr. MacInnis is also Chairman of the Board and Chief Executive Officer of ComNet Communications, Inc. He is also a director of Geneva Steel Holdings Corporation, ITT Industries, Inc. and the Greater New York Chapter of the March of Dimes.

STEVEN J. MALCOLM, AGE 54

     Director since 2001. Mr. Malcolm was elected Chief Executive Officer of Williams in January 2002 and Chairman of the Board in May 2002. He was elected President and Chief Operating Officer of Williams in September 2001. Prior to that, he was an Executive Vice President of Williams since May 2001, President and Chief Executive Officer of Williams Energy Services, LLC, a subsidiary of Williams, since December 1998 and the Senior Vice President and General Manager of Williams Field Services Company, a subsidiary of Williams, since November 1994.

JANICE D. STONEY, AGE 62

     Director since 1999. Ms. Stoney retired as Executive Vice President of U S WEST Communications, Inc. in 1992. She also serves on the board of directors of Whirlpool Corporation and Bridges Investment Fund.

                                   CLASS III

                             TERMS EXPIRE MAY 2004

THOMAS H. CRUIKSHANK, AGE 71

     Director since 1990. Mr. Cruikshank was Chairman of the Board and Chief Executive Officer of Halliburton Company, a diversified oil field services, engineering, and construction company, until his retirement in 1996. He was an executive of Halliburton for more than five years. Mr. Cruikshank is also a director of Lehman Brothers Holdings, Inc.

CHARLES M. LILLIS, AGE 61

     Director since 2000. Mr. Lillis is a co-founder and principal of LoneTree Partners, a private equity investing group headquartered in Denver, Colorado. Mr. Lillis served as the Chairman of the Board and Chief Executive Officer of MediaOne Group, Inc. from its inception in 1995 through the acquisition of MediaOne by AT&T Corp., which was completed in 2000. Mr. Lillis is a director of SUPERVALU Inc. and Agilera, Inc.

JOSEPH H. WILLIAMS, AGE 69

     Director since 1969. He was Chairman of the Board of Williams prior to his retirement in 1994. He was an executive of Williams for more than five years.

                              GENERAL INFORMATION

COMMITTEES, MEETINGS AND DIRECTOR COMPENSATION

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of Williams. However, the Board is not involved in the day-to-day operations of Williams. The Board is kept informed of Williams' business through discussions with the Chief Executive Officer and other officers, by reviewing analyses and reports provided to it on a regular basis and by participating in Board and Committee meetings.

     The Board of Directors has appointed the chair of the Compensation Committee to serve as the Presiding Director for meetings of the independent, non-management directors. Beginning in 2003, the independent, non-management directors will be meeting without the Chief Executive Officer present twice each year and will have the opportunity to meet at the beginning of each regularly scheduled meeting of the Board of Directors.

     The Board of Directors held 36 meetings during 2002. No director attended less than 75 percent of the Board and Committee meetings. The Board has established standing committees to consider designated matters. The committees of the Board are Executive, Audit, Nominating & Governance, Finance and Compensation. In accordance with the by-laws of Williams, the Board of Directors annually elects from its members the members and the chairman of each committee. The following is a description of each of the committees and committee membership as of February 28, 2003.

BOARD COMMITTEE MEMBERSHIP

                                                                       NOMINATING
                                                                          AND
                                EXECUTIVE     AUDIT     COMPENSATION   GOVERNANCE    FINANCE
                                COMMITTEE   COMMITTEE    COMMITTEE     COMMITTEE    COMMITTEE
                                ---------   ---------   ------------   ----------   ---------
Hugh M. Chapman...............       X          --                                       X
Thomas H. Cruikshank..........                   X             X
William E. Green..............                   X             X
W. R. Howell..................       X                        --             X
James C. Lewis................       X                         X
Charles M. Lillis.............       X                                       X          --
George A. Lorch...............                   X                           X           X
Frank T. MacInnis.............                   X                           X
Steven J. Malcolm.............      --
Gordon R. Parker..............       X                                      --
Janice D. Stoney..............                   X             X                         X
Joseph H. Williams............       X                                       X

---------------

--  = Chairperson

X = Committee Member

  Executive Committee

     The Executive Committee is authorized to act for the Board of Directors in the management of the business and affairs of Williams, except as such authority may be limited from time to time by the laws of the state of Delaware. The Executive Committee did not meet in 2002.

  Audit Committee

     Williams' Audit Committee is composed entirely of non-management directors. Information regarding the functions performed by the Audit Committee is set forth in the "Report of the Audit Committee" included in this Proxy Statement. The Audit Committee is governed by a written charter approved by the Board of Directors. The Audit Committee met eleven times in 2002.

  Nominating & Governance Committee

     The Nominating & Governance Committee, which was formerly called the Nominating Committee, is comprised of independent, non-management directors. NOMINATING: The Nominating & Governance Committee is responsible for identifying and recommending candidates to fill vacancies on the Board as such vacancies occur, as well as the slate of nominees for election as directors by the stockholders at each Annual Meeting of Stockholders. Additionally, the Nominating & Governance Committee recommends to the Board the individual to be the Chairman of the Board and Chief Executive Officer. Qualifications considered by the Nominating & Governance Committee for director candidates include an attained position of leadership in the candidate's field of endeavor, business and financial experience, demonstrated exercise of sound business judgment, expertise relevant to Williams' lines of business and the ability to serve the interests of all stockholders. The Nominating & Governance Committee will consider director candidates submitted to it by other directors, employees and stockholders. As a requisite to consideration, each recommendation must be accompanied by biographical material on the proposed candidate, as well as any indication that the proposed candidate would be willing to serve as a director if elected. Recommendations with supporting material may be sent to the attention of the Secretary of Williams. GOVERNANCE: The Nominating & Governance Committee reviews and reports to the Board on a periodic basis regarding matters of corporate governance. The Nominating & Governance Committee is responsible for reviewing annually whether each non-management director is independent as defined by the New York Stock Exchange and otherwise qualified in accordance with applicable law or regulation. The Nominating & Governance Committee also reviews any changes to a director's primary activity and all Board committee charters for effective corporate governance. The Nominating & Governance Committee evaluates annually the performance of the Nominating & Governance Committee and the Board as a whole. The Code of Business Conduct and Ethics of Williams are reviewed for compliance annually and changes recommended to the Board as necessary. The Nominating & Governance committee met six times in 2002.

  Finance Committee

     The Finance Committee of the Board of Directors is comprised of members of the Board of Directors, who are independent, non-management directors as defined by the New York Stock Exchange and otherwise qualified in accordance with applicable law or regulation. The Finance Committee has the primary responsibility of ensuring appropriate alignment between the financing strategies of Williams and the business units' operating plans and acquisitions or other investment opportunities, as well as reporting to the full Board, as appropriate, that the key elements of the Williams' balance sheet are of a structure and cost that allows the business units' operating plans and investment opportunities to be executed on a steady and sustainable basis. The Finance Committee met two times in 2002.

  Compensation Committee

     The Compensation Committee of the Board of Directors serves to motivate Williams' executives towards the achievement of business objectives and to align such employees' focus with the long-term interest of stockholders. The Compensation Committee's purpose is primarily to direct the design and implementation of strategic programs that ensure the attraction, retention and appropriate reward of the executives. Generally, the Compensation Committee's role is to approve and oversee the establishment and administration of these programs. See the "Compensation Committee Report on Executive Compensation" elsewhere herein. During 2002, the Compensation Committee met six times.

COMPENSATION OF DIRECTORS

     Management directors receive no additional compensation for service on the Board of Directors or Committees of the Board. Non-management directors receive an annual retainer of $20,000 in cash and shares of Williams' common stock valued at $20,000 on the grant date. The Chairmen of the Nominating & Governance and Finance Committees receive an annual retainer of $5,000 and the Chairmen of the Audit and Compensation Committees receive an annual retainer of $10,000. Nominating & Governance, Finance and Compensation Committee members receive an annual retainer of $4,000 for serving on these Committees, while members of the Audit Committee receive an annual retainer of $8,000. In addition, all non-management directors receive $1,250 for each Board and Committee meeting attended.

     Under The Williams Companies, Inc. 2002 Incentive Plan, a non-management director may elect to receive all or any part of cash fees in the form of Williams' common stock or Williams' deferred stock. Deferred stock may be deferred to any subsequent year or until such individual ceases to be a director. Dividend equivalents are paid on deferred stock and may be received in cash or reinvested in additional deferred shares. Three directors elected to defer fees under this plan in 2002.

     Under The Williams Companies, Inc. 2002 Incentive Plan, all non-management directors receive an annual stock option grant of 6,000 shares of Williams' common stock. The options are exercisable on the date of grant and remain exercisable for ten years so long as the director remains in his or her position. The exercise price is equal to the fair market value of the stock on the date of grant as defined by the plan.

     Additionally, all directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or any Committee or otherwise by reason of their being a director.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation for the three fiscal years ended December 31, 2002 of Williams' Chief Executive Officer, former Chief Executive Officer and each of the four other most highly-compensated executive officers of the Company and one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of Williams as of the end of the fiscal year ending December 31, 2002.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION              LONG-TERM COMPENSATION(1)
                                          ------------------------------   ------------------------------------
                                                                                                   NUMBER OF
                                                                BONUS          RESTRICTED         SECURITIES
NAME AND                                                         (YR.         STOCK AWARDS        UNDERLYING         ALL OTHER
PRINCIPAL POSITION                        YEAR     SALARY     EARNED)(2)   (YR. EARNED)(3)(4)   OPTIONS GRANTED   COMPENSATION(5)
------------------                        ----   ----------   ----------   ------------------   ---------------   ---------------
Steven J. Malcolm.......................  2002   $  871,154   $      -0-       $      -0-           675,000(7)      $   12,965
  Chairman, President and                 2001      512,000      636,272        3,012,100(6)        174,938             11,218
  Chief Executive Officer                 2000      380,000      351,081          700,024(6)         65,356             11,308
Keith E. Bailey.........................  2002      507,692          -0-              -0-               -0-          4,520,215(9)
  Former Chairman and Chief               2001    1,171,154    1,859,208              -0-           217,853             11,218
  Executive Officer                       2000      950,000          -0-        1,224,911(8)        108,926             11,466
William E. Hobbs........................  2002      400,000       50,000              -0-           305,000(7)          12,965
  Senior Vice President,                  2001      336,538      387,787        4,000,003(10)       107,141             11,218
  Energy Marketing and Trading            2000      246,923      237,752        2,000,009(10)        25,053             11,308
Michael P. Johnson......................  2002      375,923       67,000              -0-           269,000(7)          12,965
  Senior Vice President,                  2001      357,692          -0-        1,963,434(11)        54,463              9,406
  Strategic Services and Administration   2000      315,000          -0-          257,600(11)        43,571             11,308
Jack D. McCarthy........................  2002      510,115          -0-              -0-            92,000          1,009,965(13)
  Former Senior Vice President            2001      485,346      474,791        1,620,400(12)        76,248             11,218
  and Chief Financial Officer             2000      440,000      349,888              -0-            54,463             11,466
Phillip D. Wright.......................  2002      388,269       85,000              -0-           295,000(7)           8,965
  Senior Vice President and               2001      271,864      203,388          884,160(14)        27,303              8,037
  Chief Restructuring Officer             2000      225,000      157,141          500,002(14)        20,424              7,908
William G. von Glahn(15)................  2002      464,346      500,000              -0-            75,000          1,288,553(17)
  Former Senior Vice President            2001      440,654      454,700        1,620,400(16)        54,463             11,218
  and General Counsel                     2000      390,000      335,225              -0-            43,571             11,466

---------------

 (1) Williams' restricted and deferred shares and stock options granted prior to the April 23, 2001 spin-off of Williams Communications Group, Inc. were adjusted as a result of the spin-off using a factor of 1.089263 per share. Shares reported reflect this adjustment.

 (2) Excludes incentive program awards required or elected to be converted to deferred stock that are included in the Restricted Stock Awards column.

 (3) Amounts reported in this column include the dollar value of Williams' deferred and restricted stock awards under the terms of the Williams' 2002 Incentive Plan, Williams' 1996 Stock Plan, Williams' Stock Plan for Nonofficer Employees and phantom units of deferred limited interest in Williams Energy Partners L.P. ("WEG") under the terms of the Williams Energy Partners Long-Term Incentive Plan as of the date such awards were granted.

 (4) The total number of Williams' deferred shares held and the aggregate closing market value at December 31, 2002, were as follows: Mr. Malcolm, 83,565 shares valued at $225,626; Mr. Hobbs, 173,484 shares valued at $468,407; Mr. Johnson, 89,517 shares valued at $241,696; Mr. McCarthy, 96,642 shares valued at $260,933; Mr. Wright, 13,510 shares valued at $36,477; and Mr. von Glahn, 83,571 shares valued at $225,642. The total number of phantom units of deferred limited interest in WEG held and the aggregate closing market value at December 31, 2002, were as follows:

     Mr. Malcolm, 6,358 phantom units valued at $206,317 and Mr. Wright, 15,800 phantom units valued at $512,710. Aggregate market value was calculated using $2.70 per share, the closing price of Williams' common stock, and $32.45 per unit, the closing price of WEG common units, reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal for December 31, 2002. Dividend equivalents are paid on Williams' deferred stock at the same time and at the same rate as dividends paid to stockholders generally; distribution equivalents are paid on vested phantom units of deferred limited interest in WEG.

 (5) Includes contributions made by the Company to the Investment Plus Plan, a defined contribution plan subject to the Employee Retirement Income Security Act of 1974, on behalf of each of the named executive officers.

 (6) Represents Williams' deferred stock award of 60,000 shares valued at $2,613,000 using the closing stock price ($43.55) on the grant date April 2, 2001 awarded for retention purposes; WEG initial public offering ("IPO") deferred unit award of 13,000 units of limited interest in WEG valued at $399,100 using the closing WEG unit price ($30.70) on grant date April 19, 2001; and Williams' deferred stock award for retention purposes, 16,717 shares valued at $700,024 using the closing Williams stock price ($41.8750) on the grant date July 21, 2000. The 13,000 WEG units were granted with a vesting date of the earlier of February 9, 2004, or when certain performance targets were met. Those targets were met in 2002, resulting in 6,500 units being vested on February 14, 2002, and the remaining 6,500 being vested on November 15, 2002.

 (7) Represents options granted in both February 2002 and November 2002. The November 2002 grant was an acceleration of the 2003 grant.

 (8) Represents Williams' restricted stock award of 30,386 shares valued at $1,224,911 using the 52-week average stock price for the week ending December 30, 2000 ($40.3130) awarded in 2001 as 2000 incentive compensation. The award vested on April 5, 2002.

 (9) Represents Williams' contributions to the Investment Plus plan on behalf of Mr. Bailey valued at $12,965 and payments from the Retirement Agreement including payments totaling $2,400,000, a payment of $2,000,000 in lieu of a 2002 stock option grant and a payment of $107,250 awarded under the annual incentive compensation program.

(10) Represents Williams' deferred stock award of 119,443 shares valued at $4,000,003 using the 52-week average stock price for the week ending December 31, 2001 ($33.4888) awarded in 2002 for 2001 incentive compensation and 49,612 shares valued at $2,000,009 using the 52-week average stock price for the week ending December 31, 2000 ($40.3130) awarded in 2001 for 2000 incentive compensation. The 119,443 deferred stock award will vest twenty percent each February 22nd beginning February 22, 2003 and ending February 22, 2007.

(11) Represents Williams' deferred stock award of 21,045 shares valued at $343,034 using the closing stock price on February 22, 2002 ($16.30) awarded in 2002 as 2001 incentive compensation (this represents the amount of the total award of $349,914 net of required taxes); 40,000 shares, for retention purposes, valued at $1,620,400 using the closing stock price ($40.51) on the grant date May 17, 2001; and 6,390 shares valued at $257,600 using the 52-week average stock price for the week ending December 30, 2000 ($40.3130) awarded in 2001 as 2000 incentive compensation (this represents the amount of the total award of $264,002 net of required taxes). The deferred stock awards of 21,045 shares and 6,390 shares were vested immediately upon grant.

(12) Represents Williams' deferred stock award for retention purposes, 40,000 shares valued at $1,620,400 using the closing Williams stock price ($40.51) on the grant date May 17, 2001.

(13) Represents Williams' contributions to the Investment Plus Plan on behalf of Mr. McCarthy valued at $12,965; retirement payments totaling $847,000 and a payment of $150,000 for execution of an agreement to provide consulting services after retirement as discussed in the Certain Relationships and Related Transactions section included herein.

(14) Represents WEG IPO deferred unit award of 13,000 units of limited interest in WEG valued at $399,100 using the closing WEG unit price ($30.70) on grant date April 19, 2001; WEG annual deferred unit award of 15,800 units of limited interest in WEG valued at $485,060 using the closing WEG unit price ($30.70) on grant date April 19, 2001; and Williams' deferred stock award of 12,403 shares valued at $500,002 using the 52-week average stock price for the week ending December 31, 2000 ($40.3130) awarded in 2001 as 2000 incentive compensation. The 13,000 WEG units were granted with a vesting date of the earlier of February 9, 2004, or when certain performance targets were met. Those targets were met in 2002, resulting in 6,500 units being vested on February 14, 2002, and the remaining 6,500 being vested on November 15, 2002. The 15,800 WEG units were granted with a vesting date of February 9, 2004. At the end of the vesting period, the number of units awarded under this grant will be determined based on an assessment of whether certain performance criteria have been met. The number of units could range from zero to two times the number of units granted.

(15) Mr. von Glahn resigned as Senior Vice President and General Counsel of the Company on December 15, 2002.

(16) Represents Williams' deferred stock award for retention purposes, 40,000 shares valued at $1,620,400 using the closing Williams stock price ($40.51) on the grant date May 17, 2001. These shares will continue to vest until the applicable vesting date provided Mr. von Glahn continues to perform all of his obligations under the consulting agreement. The consulting agreement is discussed in the Certain Relationships and Related Transactions section included herein.

(17) Represents Williams' contributions to the Investment Plus Plan on behalf of Mr. von Glahn valued at $12,965; retirement payments totaling $1,025,588 and a payment of $250,000 for execution of an agreement to provide consulting services after retirement as discussed in the Certain Relationships and Related Transactions section included herein.

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table provides information concerning Williams' common stock that may be issued upon the exercise of options, warrants and rights under all of Williams' existing equity compensation plans as of December 31, 2002, including The Williams Companies, Inc. 2002 Incentive Plan, The Williams Companies, Inc. 2001 Stock Plan, The Williams Companies, Inc. Stock Plan for Non-Officer Employees, The Williams Companies, Inc. 1996 Stock Plan, The Williams International Stock Plan, The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors, The Williams Companies, Inc. 1988 Stock Option Plan for Non-Employee Directors, The Williams Companies, Inc. 1990 Stock Plan and The Williams Communications Stock Plan.

                                                                                  NUMBER OF SECURITIES REMAINING
                               NUMBER OF SECURITIES TO     WEIGHTED-AVERAGE     AVAILABLE FOR FUTURE ISSUANCE UNDER
                               BE ISSUED UPON EXERCISE    EXERCISE PRICE OF          EQUITY COMPENSATION PLANS
                               OF OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   (EXCLUDING SECURITIES REFLECTED IN
PLAN CATEGORY                    WARRANTS AND RIGHTS     WARRANTS AND RIGHTS       THE 1ST COLUMN OF THIS TABLE)
-------------                  -----------------------   --------------------   -----------------------------------
Equity Compensation plans
  approved by security
  holders....................        20,263,350                 $12.95                      14,772,410
Equity Compensation plans not
  approved by security
  holders....................        18,564,598                 $27.39                               0
                                     ----------                 ------                      ----------
Total........................        38,827,948                 $19.85                      14,772,410

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides certain information concerning the grant of Williams' stock options during the last fiscal year to the named executive officers:

                                                         INDIVIDUAL GRANTS(1)
                           --------------------------------------------------------------------------------
                                      NUMBER OF      PERCENT OF
                                      SECURITIES    TOTAL OPTIONS
                                      UNDERLYING     GRANTED TO       EXERCISE                   GRANT DATE
                             DATE      OPTIONS      EMPLOYEES IN        PRICE      EXPIRATION     PRESENT
NAME                       GRANTED     GRANTED       FISCAL YEAR     (PER SHARE)      DATE        VALUE(2)
----                       --------   ----------   ---------------   -----------   ----------    ----------
Steven J. Malcolm........  02/11/02    200,000          1.29%          $15.86       02/11/12     $1,494,000
                           11/27/02    475,000          3.06%            2.58       11/27/12        703,000
                                       -------          ----                                     ----------
                                       675,000          4.35%                                     2,197,000

Keith E. Bailey..........                    0             0%                                             0

William E. Hobbs.........  02/11/02    130,000          0.84%           15.86       02/11/12        971,100
                           11/27/02    175,000          1.13%            2.58       11/27/12        259,000
                                       -------          ----                                     ----------
                                       305,000          1.97%                                     1,230,100

Michael P. Johnson.......  02/11/02     69,000          0.44%           15.86       02/11/12        515,430
                           11/27/02    200,000          1.29%            2.58       11/27/12        296,000
                                       -------          ----                                     ----------
                                       269,000          1.73%                                       811,430

Jack D. McCarthy.........  02/11/02     92,000          0.59%           15.86       12/31/07(3)     575,000

Phillip D. Wright........  02/11/02     70,000          0.45%           15.86       02/11/12        522,900
                           11/27/02    225,000          1.45%            2.58       11/27/12        333,000
                                       -------          ----                                     ----------
                                       295,000          1.90%                                       855,900

William G. von Glahn.....  02/11/02     75,000          0.48%           15.86       01/02/08(3)     468,750

---------------

(1) Options granted on February 11, 2002 were granted from Williams' 1996 Stock Plan. Options granted on November 27, 2002 were granted from Williams' 2002 Incentive Plan and were an acceleration of the 2003 annual stock option grant. Both grants are subject to accelerated vesting provisions as discussed in the Compensation Committee Report on Executive Compensation included herein.

(2) The grant date present value is determined using the Black-Scholes option pricing model and is based on assumptions about future stock price volatility, risk-free rate of return and dividend yield over the life of the options and that the exercise date will be at the end of the contractual term. The following weighted average values were determined based on the above grants. The weighted average volatility of the expected market price of Williams' common stock is 43.1 percent. The weighted average risk-free rate of return is 4.85 percent. The model assumes a dividend yield of one percent and an exercise date at the end of the contractual term in 2012 except at noted in footnote (3). The model does not take into account that the stock options are subject to vesting restrictions and that executives cannot sell their options. The actual value, if any, that may be realized by an executive will depend on the market price of the Williams' common stock on the date of exercise. The dollar amounts shown are not intended to forecast possible future appreciation in the Williams' stock price.

(3) Option will expire five-years after retirement date.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides certain information on stock option exercises of Williams' stock in 2002 by the named executive officers and the value of such officers' unexercised options at December 31, 2002.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                      VALUE OF UNEXERCISED
                                                        NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                              SHARES                 OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
                             ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                        ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   --------   -----------   -------------   -----------   -------------
Steven J. Malcolm.........        0       $     0      285,904        791,624          $0           $57,000
Keith E. Bailey...........        0             0      381,243              0           0                 0
William E. Hobbs..........        0             0      105,606        376,427           0            21,000
Michael P. Johnson........        0             0       78,338        305,308           0            24,000
Jack D. McCarthy..........        0             0      266,282              0           0                 0
Phillip D. Wright.........      614        10,337      268,947        313,201           0            27,000
William G. von Glahn......        0             0      165,755        111,308           0                 0

---------------

(1) Based on the closing price of Williams' common stock reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal for December 31, 2002 ($2.70 per share), less the exercise price. The values shown reflect the value of options accumulated over periods of up to ten years. Such values had not been realized at that date and may not be realized. In the event the options are exercised, their value will depend on the market price of Williams' common stock on the date of exercise.

RETIREMENT PLAN

     Williams' pension plan is a noncontributory, tax-qualified defined benefit plan subject to the Employee Retirement Income Security Act of 1974 ("ERISA"). The pension plan generally includes salaried employees of Williams who have completed one year of service. Named executive officers of Williams participate in the pension plan on the same terms as other full-time employees.

     Effective April 1, 1998, Williams converted its pension plan from a final average pay plan to a cash balance pension plan. Each participant's accrued benefit as of that date was converted to a beginning account balance. Account balances are credited with an annual Williams' contribution and quarterly interest allocations. Each year, Williams credits an employee's pension account with an amount equal to the sum of a percentage of eligible pay and a percentage of eligible pay greater than the Social Security wage base. According to the plan, eligible pay is the sum of salary and certain bonuses. Interest is credited to account balances quarterly at a rate determined annually in accordance with the terms of the plan. The percentage credited is based upon the employee's age according to the following table:

                                PERCENTAGE OF              PERCENT OF ELIGIBLE PAY GREATER
AGE                            ALL ELIGIBLE PAY           THAN THE SOCIAL SECURITY WAGE BASE
---                            ----------------           ----------------------------------
Less than 30.................        4.5%            +            1%
30-39........................          6%            +            2%
40-49........................          8%            +            3%
50 or over...................         10%            +            5%

     For employees, including the named executive officers, who were active employees and plan participants on March 31, 1998, and April 1, 1998, the percentage of all eligible pay is increased by an amount equal to 0.3 percent multiplied by the participant's total years of benefit service prior to March 31, 1998.

     The normal retirement benefit is a monthly annuity based on a participant's account balance as of benefit commencement. Normal retirement age is 65. Early retirement may commence as early as age 55. At retirement, employees are entitled to receive a single-life annuity or one of several optional forms of payment having an equivalent actuarial value to the single-life annuity.

     Participants who were age 50 or older as of March 31, 1998, were grandfathered under a transitional provision that gives them the greater of the benefit payable under the cash balance formula or the final average pay formula based on all years of service and compensation. Messrs. Bailey, McCarthy and von Glahn retired under this grandfather provision. Each has taken distribution of their pension benefits and is due no further benefits under the plan.

     The Internal Revenue Code of 1986, as amended, currently limits the pension benefits that can be paid from a tax-qualified defined benefit plan, such as the pension plan, to highly compensated individuals. These limits prevent such individuals from receiving the full pension benefit based on the same formula as is applicable to other employees. As a result, Williams has adopted an unfunded supplemental retirement plan to provide a supplemental retirement benefit equal to the amount of such reduction to eligible executives, including the named executive officers, whose benefit payable under the pension plan is reduced by Internal Revenue Code limitations. Messrs. Bailey, McCarthy and von Glahn have taken distribution of their benefits under this plan and are due no further benefits under the plan.

     Total estimated annual retirement benefits payable at normal retirement age under the cash balance formula from both the tax qualified pension plan and the supplemental retirement plan are as follows:

                                                   ESTIMATED ANNUAL BENEFITS PAYABLE
NAME OF INDIVIDUAL                                     AT NORMAL RETIREMENT AGE
------------------                                 ---------------------------------
Steven J. Malcolm..............................                $338,038
William E. Hobbs...............................                $274,996
Michael P. Johnson.............................                $ 91,958
Phillip D. Wright..............................                $214,494

EMPLOYMENT AGREEMENTS, CHANGE IN CONTROL AGREEMENTS AND EXECUTIVE SEVERANCE PROGRAM

     None of Williams' executive officers have employment agreements. However, Williams provides change in control severance benefits for the named executive officers and other select executives through the change in control program. Severance benefits for executives other than the named executive officers are provided through the executive severance program.

     The change in control program provides severance benefits if, within two years following a change in control of Williams, an individual's employment is terminated (i) involuntarily other than for cause, death, disability, or the sale of a business, or (ii) voluntarily for good reason. The severance benefit is based on the executive's level of responsibility, years of service and annual base salary. The benefits for the named executive officers include:

     - A lump sum payment in an amount equal to three times the officer's then current annual base salary and annual incentive award target;

     - Continuation of health and welfare benefits at active employee rates for eighteen (18) months;

     - Calculation of pension plan benefits including supplemental retirement plan benefits with an additional three years of service and three years to age for retirement purposes;

     - Reimbursement of legal fees and expenses incurred in enforcement of the change in control program; and

     - A gross-up payment sufficient to compensate for the amount of any excise tax imposed by Internal Revenue Code Section 4999, and for any taxes imposed on such additional payment.

     Amounts payable under the change in control program are in lieu of any severance payment or similar benefit that may otherwise be payable under any other severance plan or program.

     The executive severance program provides severance benefits if an executive is terminated involuntarily other than for cause, disability, or the sale of a business. The benefits for Williams' executives, other than the named executive officers, include:

     - Severance pay equal to one month of the employee's then current monthly base salary for each full, completed year of service, with a minimum of six months and a maximum of twelve months, payable in bi-weekly payments;

     - Six months of outplacement services; and

     - Continuation of health and welfare benefits at active employee rates for the covered severance period.

     In addition, the Compensation Committee approved enhanced severance benefits, which are available through July 31, 2003.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The purpose of this report is to summarize the philosophical principles, specific program objectives and other factors considered by the Compensation Committee with respect to executive compensation reported for the executive officers. References to executive officers includes the named executive officers unless otherwise indicated.

COMMITTEE RESPONSIBILITIES

     The Compensation Committee of the Board of Directors serves to motivate Williams' executives towards the achievement of business objectives and to align such employees' focus with the long-term interest of stockholders. The Compensation Committee's purpose is primarily to direct the design and implementation of strategic programs that ensure the attraction, retention and appropriate reward of the executives. Generally, the Compensation Committee's role is to approve and oversee the establishment and administration of these programs. Following are the specific recurring activities of the Compensation Committee in carrying out its responsibilities:

     - Review and approve the executive compensation philosophy, policies and programs that support Williams' overall business strategy;

     - Review and authorize the Chairman of the Compensation Committee to make recommendations to the Board with respect to incentive-compensation plans and equity-based plans;

     - Review and approve the corporate goals and objectives relevant to the Chairman, Chief Executive Officer and other executives' compensation;

     - Evaluate each executive officer's performance relative to established corporate goals and objectives;

     - Set executive officers' compensation levels;

     - Approve all equity based compensation for Section 16 employees;

     - Approve salary increase budget for executives other than the executive officers;

     - Review and approve all performance-based plans providing executive compensation programs, including the establishment of performance targets and approval of actual awards;

     - Delegate responsibility for oversight and responsibility for general employee benefit matters under ERISA to the Benefits Committee while retaining responsibility for employee benefits matters that are deemed to be material under the laws of the state of Delaware. Reserve the right to veto future appointments to the Benefits Committee; and

     - Review all material developments in and changes to general employee benefits matters or employee benefits plans sponsored by Williams.

COMPENSATION PHILOSOPHY

     Williams' executive compensation programs are designed to align the interests of their executives with those of its stockholders. The Compensation Committee has adopted a framework of principles for the programs, which are designed to:

     - Attract the best talent to Williams;

     - Retain the leadership and skills necessary for achieving long-term stockholder value;

     - Motivate individuals to perform at their highest levels;

     - Reward superior performance and outstanding achievement;

     - Encourage executives to achieve strong financial and operational performance;

     - Link the interest of executives with stockholders by maintaining a portion of the executive's total compensation at risk; and

     - Reinforce executive support of Williams' business objectives and core values.

COMPENSATION METHODOLOGY

     Williams strives to provide a total compensation package that is competitive and performance based to attract and retain the superior talent needed to achieve strong business performance and build long-term stockholder value. To assist in benchmarking the competitiveness of its compensation programs, Williams participates in compensation surveys and uses survey data provided by independent compensation consultants with respect to base salary, annual incentive awards and long-term incentives.

COMPONENTS OF COMPENSATION

     Base Salary. Base salary is designed to compensate executives for their level of responsibility, experience, sustained individual performance and contribution to Williams. Each year, the Compensation Committee reviews base salary relative to the range of pay in the competitive labor market for each executive officer and adjusts salaries, if necessary, based on an evaluation of individual performance. Executives may defer up to 50 percent of their base salary for an elective period in the form of vested deferred stock.

     Annual Incentive Award. Annual incentive awards are intended to provide Williams' executives with a direct financial interest in the performance and profitability of Williams and to reward individual performance and contribution to core values. Annual incentive awards for the executive officers are issued under the 2002 Incentive Plan and satisfy the requirements for "performance based" compensation as defined in Section 162(m) of the Internal Revenue Code.

     Incentive criteria are established by the Compensation Committee in the first quarter of each year and include achievement of certain organizational performance goals as well as individual performance criteria. The Compensation Committee establishes target and stretch performance levels. Participants could receive up to a maximum of 200 percent of their annual incentive award targets at the stretch performance level.

     Organizational performance represents 67 percent of the award and is measured by comparing actual business results to the established performance goals and by comparing stock performance to stockholder return of the S&P 500 Stock Index and the S&P Utilities Index. The Compensation Committee retains the discretion to adjust reported performance to allow for extraordinary, nonrecurring factors. Individual performance represents 33 percent of the award and is measured by a performance management process that compares individual results to set objectives. The Compensation Committee funds the award pool for the plan year at 0 to 200 percent of the target level for organizational and individual performance objectives.

     Executives may defer up to 100 percent of their annual cash incentive award for an elective period in the form of vested deferred stock.

     Long-Term Incentives. Long-term incentives are intended to enable Williams to attract, retain and reward executives and to motivate such employees to align their interests with the interests of Williams' stockholders through stock ownership. The 2002 Incentive Plan permits the Compensation Committee to grant stock incentives to eligible employees in a variety of forms. The Compensation Committee primarily uses stock options. Deferred stock and restricted stock are used occasionally.

     Stock options have value for an employee only if Williams' stock price increases above the individual's option exercise price and the individual remains employed by Williams for the period required to exercise the stock options. In addition, stock options directly link a portion of the individual's compensation to stockholders' interests by providing an incentive to maximize stockholder value.

     The Compensation Committee establishes stock option award targets for each executive officer based on competitive market data. The actual stock option award is set based on individual performance, as measured by the performance management process previously mentioned. The 2002 stock option awards granted in February 2002 are subject to a three-year graded (one-third per year) vesting schedule. However, these awards are eligible for an accelerated vesting provision, which allows for options to vest immediately if the average stock price reaches a target level approved by the Compensation Committee on the grant date for five out of ten consecutive business days. The 2003 stock option awards granted in late 2002 were subject to a three-year cliff vesting schedule. However, these awards are also eligible for an accelerated vesting provision, which allows for options to vest immediately if established targets to reduce Selling, General and Administrative expenses are met as of December 31, 2003.

     The Compensation Committee also awards deferred and restricted stock on an individual and selective basis. During the deferral period, the participant receives dividend equivalents on the shares of deferred stock, but the participant cannot sell or otherwise dispose of the stock until the applicable deferral period lapses. The value of the deferred and restricted stock is at risk during the deferral period since the value is tied to the stock price.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The full Board meets in executive session each year to review the Chief Executive Officer's ("CEO") performance. The session, which is led by the Chairman of the Compensation Committee, is conducted without the CEO present. The results of this performance review are shared with the CEO and are used by the Compensation Committee in establishing a total compensation package for the CEO that is competitive and performance based in order to retain the leadership skills necessary to achieve strong business performance and build long-term stockholder value. The CEO participates in the same programs and receives compensation based upon the same criteria as other executive officers. However, the CEO's compensation reflects the greater policy- and decision-making authority that the CEO holds and the higher level of responsibility he has with respect to the strategic direction of Williams and its financial operating results.

     The 2002 compensation components for Mr. Malcolm, the CEO, are as follows:

     Base Salary. In January 2002, Mr. Malcolm was elected CEO. At that time, the Compensation Committee reviewed Mr. Malcolm's base salary relative to the range of pay in the competitive labor market and adjusted his salary from $650,000 to $900,000.

     Annual Incentive Award. In the first quarter of 2002, the Compensation Committee established criteria for Mr. Malcolm's and other executives' annual incentive awards and set Mr. Malcolm's incentive award target at 100 percent of his base salary. Two-thirds of the incentive potential is based on organizational performance, and one-third is based on individual performance. Measures for the organizational performance portion, or two-thirds of the potential, were not met, and therefore no incentive was granted based on this criteria. Mr. Malcolm declined to have the Compensation Committee consider granting him a discretionary annual incentive award based on his individual performance, or the remaining one-third of his incentive target.

     Long-Term Incentives. In January 2002 and November 2002, the Compensation Committee approved stock option awards for Mr. Malcolm of 200,000 and 475,000 shares, respectively. The January grant was awarded for the 2002 performance year, while the November grant was awarded for the 2003 performance year.

     Base salary, annual incentive awards and long-term incentives for Mr. Malcolm and the other named executive officers are shown on the Summary Compensation Table.

     INTERNAL REVENUE SERVICE LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code generally limits deductions by publicly held corporations for federal income tax purposes to $1 million of compensation paid to each of the executive officers listed in the Summary Compensation Table unless such excess compensation is "performance based" as defined in Section 162(m). In order for compensation to qualify as "performance based," among other requirements, the performance goals must be (a) approved by stockholders and (b) set (and in the case of options, the options must be granted) by a compensation committee consisting solely of two or more outside directors (as defined in Section 162(m)). Since stockholders approved the 2002 Incentive Plan, the Compensation Committee generally intends to grant awards under this plan consistent with the terms of Section 162(m) and the performance-based exception, so that such awards will not be subject to the $1 million limit. The Compensation Committee will review from time to time in the future the potential impact of Section 162(m) on the deductibility of executive compensation. However, the Compensation Committee intends to maintain the flexibility to take actions that it considers to be in the best interests of Williams and its stockholders, which may be based on tax deductibility as well as other considerations.

     This report has been furnished by the members of the Compensation Committee of the Board of Directors:

W.R. Howell, Chairman
Thomas H. Cruikshank
William E. Green
James C. Lewis
Janice D. Stoney

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing Williams' cumulative total stockholder return on its common stock (assuming reinvestment of dividends) with the cumulative total return of the S&P 500 Stock Index, the S&P Multi-Utilities Index and the S&P Utilities Index for the period of five fiscal years commencing January 1, 1998. Standard & Poor's has discontinued the publication of a natural gas index. In prior proxy statements Williams included the S&P Natural Gas Index in its Stockholder Return Performance Presentation. The S&P Multi-Utilities Index is the closest comparison to the S&P Natural Gas Index which includes AES
(AES), Calpine (CPN), Duke Energy (DUK), Dynegy (DYN), El Paso (EP), Mirant
(MIR) and Williams (WMB). Data for the S&P Multi-Utilities Index is only available from August 31, 1999. Therefore, the graph assumes an investment of $100 at the beginning of the period except for S&P Multi-Utilities Index which assumes an investment of $100 at August 31, 1999.

                              (PERFORMANCE GRAPH)

-----------------------------------------------------------------------------------------------------------------------
                                   1997           1998           1999           2000           2001           2002
-----------------------------------------------------------------------------------------------------------------------
 WMB                               100.0         111.9          111.6          148.0          105.3           11.7
 S&P 500 Index                     100.0         128.6          155.6          141.5          124.7           97.1
 S&P 500 Multi-Utilities
  Index                                          100.0           94.4          162.9           36.1           11.4
 S&P 500 Utilities Index           100.0         114.8          104.3          163.9          114.0           79.8

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of common stock of Williams and the percentage represented by such number of each person who is known to Williams to own beneficially five percent or more of Williams' common stock. Williams obtained certain information in the table from filings made with the Securities and Exchange Commission.

                                                               NUMBER OF
                                                               SHARES OF     PERCENT
NAME AND ADDRESS                                              COMMON STOCK   OF CLASS
----------------                                              ------------   --------
Capital Research and Management Company(1)..................   30,254,050     5.8%
  333 South Hope Street
  Los Angeles, California 90071

---------------

(1) A filing with the Securities and Exchange Commission on February 13, 2003, indicates that Capital Research and Management Company, an investment adviser under Section 203 of the Investment Advisors Act of 1940, is deemed to be the beneficial owner of 30,254,050 shares of Williams' common stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940.

     The following table sets forth, as of February 28, 2003, the number of shares of Williams' common stock beneficially owned by each of its directors, each of the executive officers named in the Summary Compensation Table, and by all directors and nominees and executive officers as a group.

                                     SHARES OF COMMON        SHARES UNDERLYING
                                        STOCK OWNED               OPTIONS
                                        DIRECTLY OR          EXERCISABLE WITHIN                 PERCENT
NAME OF INDIVIDUAL OR GROUP          INDIRECTLY(1)(2)            60 DAYS(3)          TOTAL      OF CLASS
---------------------------         -------------------      ------------------    ---------    --------
Keith E. Bailey...................        1,705,977(4)(5)          381,243         2,087,220        *
Hugh M. Chapman...................           38,391                 32,893            71,284        *
Thomas H. Cruikshank..............           27,295                 69,935            97,230        *
William E. Green..................            6,279                 39,429            45,708        *
William E. Hobbs..................          175,547                177,987           353,534        *
W. R. Howell......................           38,389                 43,786            82,175        *
Michael P. Johnson................           98,803                119,492           218,295        *
James C. Lewis....................           90,664(6)              40,882           131,546        *
Charles M. Lillis.................            4,708                 28,536            33,244        *
George A. Lorch...................           33,294                 25,631            58,925        *
Frank T. MacInnis.................           35,844                 37,977            73,821        *
Steven J. Malcolm.................          228,247                399,772           628,019        *
Jack D. McCarthy..................          261,845                266,282           528,127        *
Gordon R. Parker..................           77,946                 50,324           128,270        *
Janice D. Stoney..................            6,564                 32,893            39,457        *
William G. von Glahn..............          212,720                277,063           489,783        *
Joseph H. Williams................          559,985(4)              61,224           621,209        *
Phillip D. Wright.................           62,489                295,548           358,037        *
All directors and executive
  officers as a group (25
  persons)........................        3,906,906              3,069,238         6,976,144      1.3%

---------------

 *  Less than 1 percent.

(1) Includes shares held under the terms of incentive and investment plans as follows: Mr. Hobbs, 158,276, including 8,683 over which he has sole voting and investment power; Mr. Johnson, 97,681, including 8,164 over which he has sole voting and investment power; Mr. Malcolm, 199,393, including 40,828 over which he has sole voting and investment power; Mr. McCarthy, 85,538, including, 32,467 over which he has sole voting and investment power; Mr. von Glahn, 60,808, including 17,237 over which he has sole voting and investment power; and Mr. Wright, 27,915, including 14,405 over which he has sole voting and investment power.

(2) Includes shares held under the terms of compensation plans over which directors have no voting or investment power as follows: Thomas H. Cruikshank, 7,796; William E. Green, 2,667; W. R. Howell, 34,628; James C. Lewis, 4,215; Charles M. Lillis, 2,708; George A. Lorch, 31,794 and Janice
    D. Stoney, 2,123.

(3) The Securities and Exchange Commission deems a person to have beneficial ownership of all shares that that person has the right to acquire within 60 days. The shares indicated represent stock options granted under Williams' stock option plans. Shares subject to option cannot be voted.

(4) Includes shares held in trust as follows: Mr. Bailey, 27,800 and Mr. Williams, 24,600 shares. Each individual has voting and investment power over such shares.

(5) Includes 1,740 shares held by Mr. Bailey's spouse, over which he has no voting, investment or disposition rights. Mr. Bailey disclaims beneficial ownership of these shares.

(6) Includes 18,188 shares held by Mr. Lewis' spouse over which he has no voting, investment or disposition rights. Mr. Lewis disclaims beneficial ownership of these shares.

     No director or officer of Williams owns beneficially any securities of Williams' subsidiaries other than shares in WEG as shown in the next table.

     The following table sets forth, as of February 28, 2003, the number of common units of WEG, a majority owned subsidiary of Williams, beneficially owned by each of its directors, each of the executive officers named in the Summary Compensation Table, and by all directors and nominees and executive officers as a group.

                                                                   SHARES
                                                SHARES OF        UNDERLYING
                                             CLASS A COMMON        OPTIONS
                                               UNITS OWNED       EXERCISABLE            PERCENT
                                               DIRECTLY OR         WITHIN                 OF
NAME OF INDIVIDUAL OR GROUP                 INDIRECTLY(1)(2)       60 DAYS     TOTAL     CLASS
---------------------------                -------------------   -----------   ------   -------
Keith E. Bailey..........................          3,540(2)           0         3,540      *
Hugh M. Chapman..........................              0              0             0      *
Thomas H. Cruikshank.....................              0              0             0      *
William E. Green.........................              0              0             0      *
William E. Hobbs.........................              0              0             0      *
W. R. Howell.............................              0              0             0      *
Michael P. Johnson.......................              0              0             0      *
James C. Lewis...........................            500              0           500      *
Charles M. Lillis........................              0              0             0      *
George A. Lorch..........................              0              0             0      *
Frank T. MacInnis........................              0              0             0      *
Jack D. McCarthy.........................              0              0             0      *
Steven J. Malcolm........................         10,893              0        10,893      *
Gordon R. Parker.........................              0              0             0      *
Janice D. Stoney.........................              0              0             0      *
William G. von Glahn.....................              0              0             0      *
Joseph H. Williams.......................              0              0             0      *
Phillip D. Wright........................         24,121              0        24,121      *
All directors and executive officers as a
  group (25 persons).....................         39,354              0        39,354      *

---------------

 *  Less than 1 percent.

(1) Includes 15,800 shares held by Mr. Wright under the terms of the Williams Energy Partners Long-Term Incentive Plan.

(2) Includes 400 shares held in trust by Mr. Bailey, over which he has voting and investment power.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCK OPTION LOAN PROGRAM

     Prior to November 14, 2001, the stock option loan programs for the 1996 Stock Plan, 1990 Stock Plan, 1988 Stock Option Plan for Non-Employee Directors and 1985 Stock Option Plan allowed Williams to loan money to participants to exercise stock options using stock certificates as collateral. Effective November 14, 2001, Williams no longer issues new loans under the stock option loan programs. Current loan holders were offered a one-time opportunity in January 2002 to refinance outstanding loans at a market rate of interest commensurate with the borrower's credit standing. The refinancing was in the form of a full recourse note, interest payable annually in cash, and loan maturity of no later than December 31, 2005. The loan will remain in force until maturity in the event of the employee's termination. Williams continues to hold the collateral shares and can review the borrower's financial position at any time. The variable rate of interest on the loans of participants who elected new terms was determined at the signing of the promissory note and is based on 1.75 percent plus the current three-month London Interbank Offered Rate (LIBOR). The rate is subject to change every three months beginning with the first three-month anniversary of the promissory note.

     If a current loan holder did not elect to refinance, the current loans remain outstanding under the current terms with no refinancing at maturity. Under the original terms of the loan, the interest rate is based on the minimum applicable federal rates required to avoid imputed income, interest payments are due annually, the principal is due at the end of either a three-or five-year loan term, and if the participant leaves Williams during the loan period, they are required to pay the loan balance and any accrued interest within 30 days of termination.

     The following table sets forth the outstanding loans of certain directors and executive officers of Williams.

                                                                 LARGEST       AMOUNT
                                                  INTEREST     AMOUNT DUE    OUTSTANDING
NAME                                                RATE         IN 2002      02/28/03
----                                              --------     -----------   -----------
Keith E. Bailey.................................   3.452%(1)   $23,743,179   $23,004,027
Gary R. Belitz..................................   3.182%(2)     1,311,409     1,268,756
Jack D. McCarthy................................   3.182%(2)     5,262,489     4,920,190
William G. von Glahn............................                 2,886,296             0(3)
Thomas H. Cruikshank............................                    60,642             0

---------------

(1) The terms were modified effective February 1, 2002. The interest rate reflects the November 2002 LIBOR interest rate of 1.702 percent, plus 1.75 percent.

(2) The terms were modified effective March 1, 2002. The interest rate reflects the December 2002 LIBOR interest rate of 1.432 percent, plus 1.75 percent.

(3) William G. von Glahn, former Senior Vice President and General Counsel of Williams, paid his loan in full upon his January 2003 retirement.

CONSULTING AGREEMENTS

     On August 7, 2002, Williams entered into a consulting agreement with William G. von Glahn, then Senior Vice President and General Counsel, whereby Mr. von Glahn agreed to provide consulting services to Williams from January 2, 2003, the beginning date of his separation from Williams, through December 31, 2005. Pursuant to the terms of the consulting agreement, Mr. von Glahn is not required to provide more than 120 hours of services in any calendar month. Mr. von Glahn was paid $250,000 upon execution of the consulting agreement and is paid $350 per hour for consulting services plus reimbursement for reasonable travel, lodging and other appropriate expenses incurred in the course or on account of rendering consulting services.

     On December 31, 2002, Williams entered into a consulting agreement with Jack D. McCarthy, then Senior Vice President and Chief Financial Officer, whereby Mr. McCarthy agreed to provide consulting services to Williams from January 1, 2003, the beginning date of his separation from Williams, through August 31, 2004. Pursuant to the terms of the consulting agreement, Mr. McCarthy is not required to provide more than 120 hours of services in any calendar month. Mr. McCarthy was paid $150,000 upon execution of the consulting agreement and is paid $350 per hour for consulting services plus reimbursement for reasonable travel, lodging and other appropriate expenses incurred in the course or on account of rendering consulting services. Mr. McCarthy is to be paid for a minimum of 50 hours of consulting services each month until Williams has paid Mr. McCarthy for a minimum of 1,000 hours. Thereafter, there is no monthly minimum payment.

OTHER RELATED TRANSACTIONS

     In December 2000, Williams loaned Jack D. McCarthy, Former Senior Vice President and Chief Financial Officer of Williams, $275,199 at 5.87 percent interest for a five-year term. The amount outstanding as of February 28, 2003 was $277,810 and the largest amount that was due in 2002 was $291,353.

     The spouse of one of the executive officers of Williams is employed by a firm that Williams utilizes for advertising services. The Williams officer does not participate in any decisions regarding the use of the advertising firm.

     Mr. Thomas H. Cruikshank, a director of Williams, is also a member of the board of directors of Lehman Brothers Holdings, Inc. ("Lehman"). In third-quarter 2002, Williams Production Company ("RMT"), a wholly owned subsidiary of Williams entered into a $900 million short-term Credit Agreement dated July 31, 2002, with certain lenders, including a subsidiary of Lehman. Interest accrued for 2002 related to the RMT note was $154.1 million of interest expense, including amortization of deferred set-up fees. As of December 31, 2002, the amount payable related to the RMT note and related interest was approximately $1 billion. In addition, Williams paid $39.6 million and $27 million to Lehman in 2002 and 2001, respectively, primarily for underwriting fees related to debt and equity issuances as well as strategic advisory and restructuring success fees.

     Mr. W. R. Howell, a director of Williams, is also a member of the board of directors of American Electric Power Company, Inc. ("AEP"). Williams' Energy Marking & Trading segment engaged in forward and physical power and gas trading activities with AEP. Net revenues from AEP were $133.9 million in 2002. At December 31, 2002, amounts due from and due to AEP were $96.4 million and $331.3 million, respectively.

     Mr. W. R. Howell is also a member of the board of directors of Exxon Mobil Corporation ("Exxon Mobil"). Transactions with Exxon Mobil result primarily from the purchase and sale of crude oil, refined products and natural gas liquids in support of crude oil, refined products and natural gas liquids trading activities and strategies as well as revenues generated from gathering and processing activities. Aggregate revenues, including those reported on a net basis, from this customer were $217.6 million, $38.9 million and $10.2 million in 2002, 2001 and 2000, respectively, while aggregate purchases from this customer were $15.6 million, $6.4 million and $69.9 million in 2002, 2001 and 2000, respectively. Amounts due from Exxon Mobil were $22.1 million and $8.3 million as of December 31, 2002 and 2001, respectively. Amounts due to Exxon Mobil were $66.9 million and $140.3 million as of December 31, 2002 and 2001, respectively.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees Williams' financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. All of the members of the Audit Committee are independent under the rules of the New York Stock Exchange and the Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is filed with this proxy statement as Exhibit A. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Williams' accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed with the independent auditors the auditors' independence from management and Williams and considered the compatibility of the provisions of nonaudit services by the independent auditors with the auditors' independence. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). Williams' independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     The Audit Committee discussed with Williams' internal auditors and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Williams' internal controls and the overall quality of Williams' financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission ("SEC"). The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of Williams' independent auditors.

     This report has been furnished by the members of the Audit Committee of the Board of Directors.

     Hugh M. Chapman, Chairman
     Thomas H. Cruikshank
     William E. Green
     George A. Lorch
     Frank T. MacInnis
     Janice D. Stoney

     March 5, 2003

     The Audit Committee Report in this Proxy Statement shall not be deemed filed or incorporated by reference into any other filing by Williams under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that Williams specifically incorporates this information by reference.

                                   PROPOSAL 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed, subject to stockholder approval, the firm of Ernst & Young LLP as the independent auditors to audit the financial statements of Williams for calendar year 2003. The firm of Ernst & Young LLP has served Williams in this capacity for many years. A representative of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. Although the audit firm has indicated that no statement will be made, an opportunity for a statement will be provided.

     Audit Fees. Fees for the last annual audit were $5.7 million and all other fees were $8.8 million, including fees for audit related services of $4.3 million and nonaudit services of $4.5 million. Audit related services generally include fees for statutory audits, business acquisitions and other transactions, accounting consultations, and Securities and Exchange Commission registration statements.

     Financial Information Systems Design and Implementation Fees. There were no fees paid to Ernst & Young LLP for financial information systems design and implementation in 2002.

     THE BOARD OF DIRECTORS OF WILLIAMS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS FOR 2003.

                                   PROPOSAL 3

         AMENDMENT OF THE WILLIAMS COMPANIES, INC. 2002 INCENTIVE PLAN

     The Board of Directors has determined that it would be in Williams' best interests and the best interests of its stockholders to implement a stock option exchange program. In the last year, Williams has undergone considerable change in its business environment and its leadership, including appointments of a new Chief Executive Officer and General Counsel, retirement of its Chief Financial Officer and reductions in the rest of its employee base of approximately 21%. Williams believes that the proposed exchange program is critical to provide positive motivation and retention incentive for its remaining employees while also maintaining alignment of the interests of Williams' employees with the interests of its stockholders. Under this exchange program, eligible employees will be given a one-time opportunity to exchange certain outstanding options for a proportionately lesser number of options at a lower exercise price, as more fully described below.

     Since The Williams Companies, Inc. 2002 Incentive Plan, under which Williams intends to issue options pursuant to the exchange program, does not currently allow Williams to implement the exchange program, Williams is asking its stockholders to approve an amendment to the 2002 Incentive Plan to allow for the exchange program on a one-time basis. Williams is also asking its stockholders to approve an amendment to the 2002 Incentive Plan to make available for grant under the 2002 Incentive Plan up to an additional 2,500,000 shares underlying outstanding options that are cancelled, terminated, or otherwise not settled in shares under any of Williams' stock plans. Such additional number will not exceed 2,500,000.

     Some key features of the exchange program, which are described more fully below, include:

     - Employees eligible to participate in the exchange program include all current employees of Williams and its affiliates. Williams' executive officers, non-management directors and non-U.S. citizen employees working outside of the U.S. are not eligible to participate;

     - Each option eligible for exchange must have an exercise price greater than or equal to $10.00 per share and have a remaining term of at least two years from the cancellation date of each surrendered option;

     - The number of replacement options to be granted to eligible employees will be determined using an exchange ratio that is calculated such that the value of each surrendered option approximates the value of each replacement option, which Williams will compute prior to the commencement of the exchange program;

     - Each replacement option will have a term equal to the remaining term of each surrendered option it replaces;

     - Each replacement option will vest the later of one year from the grant date of the replacement option or the original vesting date of each surrendered option, however, vesting may be accelerated in the event of death, disability and retirement;

     - Each replacement option will be granted no earlier than six months and one day after the cancellation date of each surrendered option; and

     - The exercise price of each replacement option will be the closing price of Williams' common stock on the grant date.

BACKGROUND

     Williams considers stock options to be a critical component of employee compensation. They are intended to attract, retain, reward and motivate employees to align their interests with the interests of Williams' stockholders through stock ownership. Recent adverse economic conditions, however, have had a negative impact on Williams' liquidity and financial condition. Consequently, the price of Williams' common stock has significantly declined since January 2001, eliminating the incentive and retention value of the vast majority of outstanding options held by employees. As of the filing of this proxy statement, over 73% of Williams' outstanding options had an exercise price significantly higher than the fair market price of Williams' common stock.

     Williams believes that the proposed exchange program is critical to provide positive motivation and retention incentive for its remaining employees while also maintaining alignment of the interests of Williams' employees with the interests of its stockholders. Additional losses in Williams' employee base would have a detrimental effect on Williams' business and financial results. Losses may result in remaining employees seeking alternative employment with Williams' competitors or other companies, where they could secure stock options with exercise prices equal to the fair market value of the new employer's stock price on the date of grant. Williams believes that the exchange program will assist in preventing employee attrition by providing it with a fresh start to motivate and reward its employees for their role in achieving operational and financial goals and increasing stockholder value. By giving its remaining employees the opportunity to exchange their options for options with exercise prices aligned with the current fair market price of Williams' common stock, the exchange program aligns employees' financial link to its stockholders and increases the retention value of options.

     Additionally, Williams seeks to manage ongoing share dilution from outstanding options and shares reserved for future grants. Under all possible exchange ratio scenarios, the exchange program would reduce the number of shares underlying outstanding options, thereby likely increasing the number of shares reserved for future grants for an additional year, which would have the effect of delaying Williams' expected need to request approval from stockholders for additional reserve shares. The actual decrease in the number of shares underlying outstanding options and increase in the number of shares reserved for future grants will depend on a variety of factors, including the level of participation in the exchange program, the final exchange ratios and any forfeitures or new grants under Williams' existing option plans.

STRUCTURE AND IMPLEMENTATION OF THE EXCHANGE PROGRAM

     Williams has structured the exchange program to be a "value-for-value" exchange, meaning the aggregate value of each option surrendered is expected to approximate the aggregate value of each replacement option granted in exchange for each surrendered option. Williams has further structured the exchange program as a "six-and-one" exchange, meaning the exchange program cannot commence until at least six months and one day have elapsed since Williams' last option grant to eligible employees, and each replacement option granted pursuant to the exchange program will not be granted until at least six months and one day after the cancellation date of each option surrendered pursuant to the exchange program. With such a structure, Williams will not recognize compensation charges from the exchange program. Williams is aware that accounting standards for expensing stock options may change, and it is monitoring these standards for any changes. If there are changes to these standards, Williams may decide not to commence the exchange program.

     If Williams' stockholders approve the exchange program at Williams' 2003 Annual Meeting of Stockholders, Williams intends to commence the exchange offer by filing applicable documents with the Securities and Exchange Commission and distributing certain of those documents to eligible employees.

However, Williams will have the authority, in its sole discretion, to determine whether and when the exchange program will commence, and to postpone the exchange program for any reason. Furthermore, Williams will have the authority to cancel the exchange program after commencement, but before cancellation of each surrendered option, upon the occurrence of certain events. These events will be disclosed in the exchange program offering materials filed with the Securities and Exchange Commission and distributed to eligible employees. Eligible employees will have the right, but not the obligation, to accept the offer by surrendering their eligible options prior to the expiration date of the exchange program. All surrendered options will be cancelled one day after the expiration of the exchange program and replacement options will be granted at least six months and one day later.

     The table below sets forth the earliest relevant dates with respect to the exchange program based upon the "six-and-one" exchange structure. Williams can give no assurance that these dates will be the actual dates of the exchange program or that it will commence the exchange program at all. If the exchange program has not commenced by September 1, 2003, it will not be implemented.

DATE                                                          EVENT
----                                                          -----
May 28, 2003.............................   Earliest commencement date of the
                                            exchange program
June 25, 2003............................   Earliest expiration date of the exchange
                                            program
June 26, 2003............................   Earliest cancellation date of the
                                            surrendered options
December 27, 2003........................   Earliest grant date of the replacement
                                            options

TERMS OF THE EXCHANGE PROGRAM

  Employee Eligibility

     All of Williams' employees and the employees of its affiliates will be eligible to participate in the exchange program, except that none of Williams'
(i) executive officers, (ii) non-management directors, (iii) non-U.S. citizen employees working outside of the U.S. or (iv) former employees or retirees, will be eligible to participate in the exchange program. As of the filing of this proxy statement, Williams had approximately 5,165 employees eligible to participate in the exchange program.

     Furthermore, the individual must be employed by Williams or its affiliates on the expiration date of the exchange program and each eligible employee who surrenders options in the exchange program must be continuously employed by Williams or its affiliates through the grant date of the replacement options to receive any replacement options.

  Options Eligible For Exchange

     Options eligible for exchange must meet the following criteria:

     - Each option must have been granted to an eligible employee prior to November 27, 2002 under any of (i) The Williams Companies, Inc. 1990 Stock Plan, (ii) The Williams Companies, Inc. Stock Plan for Non-Officer Employees, (iii) The Williams Companies, Inc. 1996 Stock Plan, (iv) The Williams Companies, Inc. International Stock Plan, (v) The Williams Companies, Inc. 2001 Stock Plan and (vi) The Williams Companies, Inc. 2002 Incentive Plan, and be outstanding as of the expiration date of the exchange program;

     - Each option must have an exercise price greater than or equal to $10.00 per share; and

     - Each option must have a remaining term of at least two years from the cancellation date.

     As of the filing of this proxy statement, there were outstanding options to purchase approximately 37,968,502 shares of Williams' common stock, of which options to purchase 14,796,746 meet these criteria.

  Exchange Ratios

     The exchange ratios for the exchange program, which determine how many options an eligible employee must surrender in order to receive one replacement option, are based on the Black-Scholes option valuation model, a recognized and accepted method of determining the value of an option.

     The exchange ratios will vary depending on the average of the closing stock price for the 20 business days ending on a date prior to the commencement of the exchange offer ("Offer Commencement Date Price"), which date will be determined by Williams. Because the Offer Commencement Date Price cannot be determined until such date, Williams can only calculate the exchange ratios at this time using estimated stock prices. The table below illustrates the exchange ratios that will apply at different Offer Commencement Date Prices.

               EXCHANGE RATIOS FOR OFFER COMMENCEMENT DATE PRICES

ORIGINAL GRANT DATE             $3.00/SHARE   $4.00/SHARE   $5.00/SHARE   $6.00/SHARE   $7.00/SHARE
-------------------             -----------   -----------   -----------   -----------   -----------
1995..........................      12:1          6:1         3.75:1         2.5:1           2:1
1996..........................    12.5:1          7:1         4.75:1         3.5:1         2.5:1
1997-2000.....................      13:1          8:1         5.75:1         4.5:1        3.75:1
2001..........................       7:1          5:1         3.75:1        3.25:1        2.75:1
2002..........................     2.5:1          2:1         1.75:1         1.5:1         1.5:1

     If the Offer Commencement Date Price is something other than the stock prices shown in the above table, including if the Offer Commencement Date Price is below $3.00 per share or above $7.00 per share, the exchange ratios will be adjusted appropriately using the same valuation methodology used to determine the ratios shown above. The exchange program will not commence if the Offer Commencement Date Price exceeds $10.00.

     Each of these ratios is set based on creating a "value-for-value" exchange. In addition to Williams' internal resources, Williams has relied on Mercer Human Resource Consulting, a nationally recognized independent compensation-consulting firm, in determining the appropriate exchange ratios.

  Exercise Price of Replacement Options

     Each replacement option granted under the exchange program will have an exercise price equal to the closing price of Williams' common stock on the grant date, as reported by the New York Stock Exchange.

  Term of Replacement Options

     Each replacement option will have a term equal to the remaining term of each surrendered option it replaces, determined as of the cancellation date of each surrendered option.

  Vesting of Replacement Options

     Each replacement option will vest the later of one year from the grant date of the replacement option or the original vesting date of the surrendered option, however, vesting may be accelerated in the event of death, disability and retirement.

  Other Terms and Conditions

     All of the other terms and conditions of the replacement options will be determined by the Compensation Committee and governed by the 2002 Incentive Plan.

  U.S. Federal Income Tax Consequences

     Williams expects the exchange of surrendered options for replacement options will be treated as a non-taxable exchange and no income for U.S. federal income tax purposes should be recognized by its employees upon the grant of the replacement options.

  Effect on Stockholders

     Because the decision whether to participate in the exchange program is completely voluntary, Williams is unable to predict how many eligible employees will participate in or how many options will be surrendered pursuant to the exchange program. Consequently, Williams is unable to predict the impact the exchange program will have on its stockholders. Because each replacement option will have a lower exercise price, it will be more likely that option holders will exercise their options. As additional shares of Williams' common stock are issued upon such option exercises, existing stockholders will be proportionately diluted.

     The following table indicates the maximum number of surrendered options that would be cancelled and the maximum number of replacement options that would be granted based on the estimated Offer Commencement Date Prices used to determine the exchange ratios, assuming all eligible employees elect to participate in the exchange program. The actual number of replacement options to be granted will depend upon the actual Offer Commencement Date Price.

                             MAXIMUM                MAXIMUM NUMBER OF SHARES UNDERLYING
                            NUMBER OF                REPLACEMENT OPTIONS TO BE GRANTED
                            CANCELLED    ---------------------------------------------------------
                             OPTIONS       $3.00       $4.00       $5.00       $6.00       $7.00
                            ----------   ---------   ---------   ---------   ---------   ---------
All eligible employees as
  a group.................  14,796,746   2,168,560   3,084,131   3,978,159   4,885,575   5,605,084

AMENDMENT TO 2002 INCENTIVE PLAN

     Williams' 2002 Incentive Plan does not currently permit Williams to implement the exchange program. Consequently, Williams is seeking stockholder approval to amend the 2002 Incentive Plan to allow for the exchange program for the reasons previously described. Williams is also seeking stockholder approval to amend the 2002 Incentive Plan to make available for grant under the 2002 Incentive Plan up to an additional 2,500,000 shares underlying outstanding options that are cancelled, terminated, or otherwise not settled in shares under any of Williams' stock plans. Such additional number will not exceed 2,500,000. The proposed amendments to the 2002 Incentive Plan are set forth as Exhibit B to this proxy.

VOTE REQUIRED

     A majority of the votes cast on the proposal by stockholders is required to approve the proposal to amend The Williams Companies, Inc. 2002 Incentive Plan to allow for a stock option exchange program on a one-time basis and to make available up to an additional 2,500,000 shares underlying outstanding options that are cancelled, terminated, or otherwise not settled in shares under any of Williams' stock plans. Such additional number will not exceed 2,500,000.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENTS TO THE WILLIAMS COMPANIES, INC. 2002 INCENTIVE PLAN TO ALLOW FOR A STOCK OPTION EXCHANGE PROGRAM ON A ONE-TIME BASIS AND TO MAKE AVAILABLE UP TO AN ADDITIONAL 2,500,000 SHARES UNDERLYING OUTSTANDING OPTIONS THAT ARE CANCELLED, TERMINATED, OR OTHERWISE NOT SETTLED IN SHARES UNDER ANY OF WILLIAMS' STOCK PLANS.

                         STOCKHOLDER PROPOSALS FOR 2003

                                   PROPOSAL 4

                     STOCKHOLDER APPROVAL ON AUDIT SERVICES

     Management has been advised that the Sheet Metal Workers' National Pension Fund ("Fund"), 601 North Fairfax Street, Suite 500, Alexandria, VA 22314-2075, intends to submit the following proposal at the meeting:

     RESOLVED, that the shareholders of The Williams Companies, Inc. ("Company") request that the Board of Directors adopt a policy stating that the public accounting firm retained by our Company to provide audit services, or any affiliated company, should not also be retained to provide any management consulting services to our Company.

     STATEMENT OF SUPPORT: The role of independent auditors in ensuring the integrity of the financial statements of public corporations is fundamentally important to the efficient and effective operation of the financial markets. The U.S. Securities and Exchange Commission recently stated:

     Independent auditors have an important public trust. Investors must be able to rely on issuers' financial statements. It is the auditor's opinion that furnishes investors with critical assurance that the financial statements have been subjected to a rigorous examination by an objective, impartial, and skilled professional, and that investors, therefore, can rely on them. If investors do not believe that an auditor is independent of a company, they will derive little confidence from the auditor's opinion and will be far less likely to invest in that public company's securities. Final Rule: Revision of the Commission's Auditor Independence Requirements, Release No. 33-7919, Feb. 5, 2001.

     We believe that today investors seriously question whether auditors are independent of the company and corporate management that retain them. A major reason for this skepticism, we believe, is that management of once admired companies such as Enron, Tyco, and WorldCom have misled investors and their auditors have either been complicit or simply inept. Over the last year hundreds of billions of dollars in market value have vanished as investors have lost confidence in the integrity of our markets. A key reason for this lack of confidence is the distrust investors have in companies' financial statements.

     The U.S. Congress has attempted to respond to this crisis of confidence through passage of the Sarbanes-Oxley Act of 2002 (the "Sarbanes Act"). The Sarbanes Act prohibits a company's auditors from performing a wide range of defined non-audit services. These prohibitions, in turn, track the defined non-audit services in Rule 2-01(c)(4) of the SEC's Final Rule: Revision of the Commission's Auditor Independence Requirements, Release No. 33-7919, Feb. 5, 2001.

     However, the Sarbanes Act fails to prohibit auditors from providing management consulting services, which we believe represents a significant loophole. While the Act does require that the audit committee of the board preapprove these non-audit services, we do not believe that is enough. We believe that management consulting represents a significant source of potential revenue to auditors and poses serious conflict of interest issues. For this reason, we think the better course is for companies not to engage their auditors to perform any management consulting services.

     Many companies, including ours, either continue to engage their auditors to provide management consulting or provide inadequate disclosure in their proxy statements to ascertain whether they continue to engage their auditors for management consulting services. We urge your support for this resolution asking the board to cease engaging auditors for management consulting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL because the adoption of this proposal is neither necessary nor in the best interests of Williams or its stockholders. Williams' Board of Directors and management recognize the important role that auditor independence plays in ensuring the integrity of Williams' financial statements and protecting its investors' interests. The proposal is unnecessary, however, for several reasons.

     First, Williams' independent auditors, Ernst & Young LLP severed its ties with its management consulting business by selling its management consulting division to Cap Gemini S.A. in May 2000. Thus, while the term "management consulting" encompasses a variety of non-audit and audit-related services, Williams' independent auditors no longer provide to audit clients or others what is typically understood to constitute core "management consulting" services such as large information systems consulting.

     The Sarbanes-Oxley Act has significantly altered the relationship between auditors and their audit clients in ways which will substantially strengthen auditor independence. The Act prohibits auditors from providing to their audit clients many services which constitute management consulting services, including financial information systems design and implementation, internal audit outsourcing services, management functions and human resource functions. The Act also prohibits auditors from providing bookkeeping services, appraisal or valuation services, actuarial services, broker, dealer or investment banking services and legal and expert services (such as appearing in tax court on behalf of an audit client). The Public Company Accounting Oversight Board also has the authority to ban other types of services not prohibited by the Sarbanes-Oxley Act or SEC rules. The SEC has provided only a limited exception to this prohibition which would allow auditors to provide some of the non-audit services listed above if it is reasonable to assume that such services will not be part of the audit. Thus, Williams will already be prohibited from obtaining all but a narrow range of non-audit services from its independent auditors.

     The Sarbanes-Oxley Act also imposes new, substantive requirements on public companies that will require all services, both audit and non-audit services that are not otherwise prohibited, to be pre-approved by an audit committee composed entirely of independent directors. In making pre-approval determinations, audit committees are required to carefully analyze a proposed service in view of the principles that the independent auditor should not (1) audit its own work; (2) function as a part of the company's management or as an employee of the company;
(3) act as an advocate of the company; (4) be placed in a position that creates mutual or conflicting interests between the auditor and the company; or (5) promote the company's stock or other financial interests. For Williams, management and the Board are keenly aware of the need to exercise the utmost care in engaging Williams' auditors to perform any permitted non-audit services. Williams' Audit Committee operates according to a written charter in accordance with New York Stock Exchange rules and adheres to a practice of reviewing in advance all proposed audit and non-audit services to ensure that auditor independence is maintained and safeguarded.

     Under the Sarbanes-Oxley Act, the authority of Williams' Audit Committee to safeguard auditor independence will be enhanced beyond the current level. Williams' Audit Committee will be "directly responsible" for the appointment, compensation, retention and oversight of Williams' independent auditors, and the independent auditors must report directly to the Audit Committee, not management. The Audit Committee will also be vested with the authority to engage independent legal counsel and financial advisors and is required to establish "whistleblower" and complaint procedures for receiving and addressing auditing complaints. Williams' Audit Committee will also be required to have a member meeting the SEC's detailed definition of an "audit committee financial expert." The New York Stock Exchange has also proposed substantive and, in some cases, more exacting rules relating to audit committees and auditor services, including the listing requirement that all members of the audit committee meet a definition of "independence" that is more stringent than the one under the Sarbanes-Oxley Act.

     Moreover, the Board believes that, under certain circumstances, it is appropriate and in the best interest of Williams and its stockholders to hire its independent auditors to perform non-audit services that may constitute management consulting services. Frequently, for instance, non-audit services are so integrally related to the audit that retaining the auditor to provide those services results in significant cost savings to Williams and higher quality advice. In fact, both the U.S. Congress and the SEC have recognized the value of a company obtaining certain non-audit services from its outside auditors by requiring audit committee pre-approval of such permitted non-audit services, in lieu of adopting a blanket prohibition on all non-audit services, as some commentators had proposed. Discretion in determining the best allocation of tasks among accounting (and other) firms is an essential component of the ability of the Audit Committee to discharge its responsibilities to Williams and its stockholders. As such, the Board of Directors believes that the retention of this discretion by the Audit Committee, which is in accordance with the statutory framework envisioned by the Sarbanes-Oxley Act and SEC rules, is entirely consistent with Williams' ability to monitor and ensure the independence of its auditors.

     Finally, Williams seeks stockholder ratification of the selection of its independent auditors each year. The SEC's recently-adopted rules also require additional disclosure of fees paid to the independent auditor for each of the two most recent years for (1) audit services, (2) audit-related services, (3) tax services and (4) other services. Thus, stockholders are able to make an informed decision about whether to ratify the independent auditor recommended by the Audit Committee. In light of the protective measures currently in place and those additional measures mandated by the Sarbanes-Oxley Act, the Board believes that there is little benefit to limiting the Audit Committee's power to retain the firms it chooses to provide audit and permitted non-audit services. The Board does not believe that the best way to ensure auditor independence is through a proposal that would impose a blanket prohibition against Williams' auditor from providing non-audit services that are considered to constitute management consulting services. The Board believes that, if adopted, the proposal would impede the Board's ability to exercise its business judgment and could be detrimental to Williams and its stockholders. Accordingly, the Board of Directors unanimously recommends that you vote "AGAINST" this proposal, and your proxy will be so voted if the proposal is presented at the Annual Meeting, unless you specify otherwise. The affirmative vote of holders of a majority of shares present in person or by proxy at the Annual Meeting and entitled to vote on this matter is necessary to approve this stockholder proposal.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires Williams' directors, executive officers, and persons who beneficially own more than ten percent of Williams' stock to file certain reports with the SEC and the New York Stock Exchange concerning their beneficial ownership of Williams' equity securities. The SEC regulations also require that a copy of all such Section 16(a) forms filed must be furnished to Williams by the executive officers, directors, and greater than 10 percent stockholders. Based on a review of the copies of such forms and amendments thereto received by Williams with respect to 2002, Williams is not aware of any late filings.

                         STOCKHOLDER PROPOSALS FOR 2004

     In order for a stockholder proposal to be considered for inclusion in Williams' 2004 Proxy Statement, such proposal must be received by Williams no later than November 21, 2003. The proposal should be addressed to the Secretary, The Williams Companies, Inc., One Williams Center, Suite 4100 Tulsa, Oklahoma 74172. Upon receipt of any such proposal, Williams will determine whether or not to include such proposal in the 2004 Proxy Statement in accordance with applicable law. It is suggested that such proposals be sent by certified mail, return receipt requested. Under Williams' By-laws, any other stockholder proposal that is to be included in Williams' 2004 Proxy Statement under Rule 14a-8 must be received by Williams' Secretary no later than 90 days nor more than 120 days prior to the date of the anniversary date of the 2003 Annual Meeting, and shall contain such information as required under Williams' By-laws. Unless Williams announces a different date, the 2003 Annual Meeting will be held on May 15, 2003. In the event that the 2004 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2003 Annual Meeting, in order for a stockholder proposal to be timely it must be received not later than the close of business on the 10th day following the day on which notice of the date of the 2004 Annual Meeting was mailed or public disclosure of the date of the 2004 Annual Meeting was made, whichever first occurs.

                                    GENERAL

     Williams knows of no matters to be presented at the meeting other than those included in the Notice. Should any other matter requiring a vote of stockholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in what they consider the best interests of Williams. The enclosed proxy confers discretionary authority to take action with respect to any additional matters that may come before the meeting.

     It is important that your stock be represented at the meeting regardless of the number of shares you hold. Whether or not you plan to attend, please vote, either by internet, phone or by signing, dating and returning the enclosed proxy promptly. For your convenience, a return envelope is enclosed requiring no additional postage if mailed within the United States.

                                          By Order of the Board of Directors

                                          -s- BRIAN K. SHORE
                                          Brian K. Shore
                                          Secretary

Tulsa, Oklahoma
March 28, 2003

                                                                       EXHIBIT A

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                        OF THE WILLIAMS COMPANIES, INC.

     1. Purpose. The Audit Committee's purpose is to provide assistance to the Board of Directors of the Company (the "Board") in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, and internal control functions of the Company and its subsidiaries. In addition, the Audit Committee's purpose includes (a) assisting the Board's oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditors; and (b) preparing the report of the Audit Committee that the Securities and Exchange Commission (the "SEC") rules require to be included in the Company's annual Proxy Statement.

     2. Composition. The Audit Committee shall be comprised of three or more directors as determined by the Board. The members of the Audit Committee, including its Chairman, will meet the independence, experience and other requirements of the New York Stock Exchange and all other applicable rules, regulations and statutes. At least one of the members must be a financial expert as defined by applicable rules, regulations and statutes. A member of the Audit Committee may not simultaneously serve on the audit committee of more than three public companies unless such service is approved by the Board upon its determination, based on the recommendation of the Nominating and Governance Committee, that such simultaneous service would not impair the ability of such member to effectively serve on the Company's Audit Committee. The Chairman of the Audit Committee shall be designated by the Board and must have accounting or related financial management expertise. A member of the Audit Committee who holds 20 percent or more of the Company's stock (or is a general partner, controlling shareholder or officer of such holder) may not be Chairman of the Audit Committee or a voting member of the Audit Committee. A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board committee, accept any consulting, advisory, or other compensatory fee from the Company, or be an affiliated person of the Company or any subsidiary thereof.

     3. Meetings. The Audit Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. The Audit Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Audit Committee shall maintain minutes of its meetings and records relating to those meetings and provide regular reports of its activities to the Board.

     4. Duties and Responsibilities. In carrying out its duties and responsibilities, the Audit Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The following should be considered within the authority of the Audit Committee:

          (a) The sole authority to hire, subject to shareholder ratification, and fire, and the responsibility to compensate and directly oversee the work of, the firm of independent public accountants with respect to the audit of the books and accounts of the Company and its subsidiaries for each fiscal year and to approve the engagement fees in connection therewith.

          (b) The sole authority to approve in advance all audit and legally permitted non-audit services to be provided by any independent public accountants; provided, however, that pre-approval of non-audit services will not be required if:

             (1) the aggregate amount of fees for all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the non-audit services are provided;

             (2) such services were not recognized by the Company at the time of the engagement to be non-audit services; and

             (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors of the Company to whom authority to grant such approvals has been delegated by the Audit Committee.

          (c) The sole authority to delegate to one or more designated members of the Audit Committee who are independent directors of the Board of Directors of the Company, the authority to grant pre-approvals of audit and non-audit services as described in Section (b) above.

          (d) At least annually, to obtain and review a report by the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company.

          (e) At least annually, to evaluate the independent auditor's qualifications, performance and independence, which evaluation shall include the review and evaluation of the lead partner of the independent auditor and a review of the report referred to in (b) above. In making its evaluation, the Audit Committee shall take into account the opinions of management and the Company's internal auditors. The Audit Committee shall further ensure the rotation of the lead audit partner every five years. The Audit Committee shall decide as to whether the Company is obtaining high-quality audits and whether rotation of the auditor would be helpful. The Audit Committee shall present its conclusions with respect to the independent auditor to the full Board.

          (f) To discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

          (g) To instruct the Company's independent auditors that they are to directly report to the Audit Committee.

          (h) To discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

          (i) To engage and compensate independent counsel and other advisers, as the Audit Committee determines necessary to carry out its duties.

          (j) To discuss policies with respect to risk assessment and risk management and to discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          (k) To meet separately, at least quarterly, with management, with internal auditors and with independent auditors.

          (l) To review with the independent auditor any audit problems or difficulties and management's response, including, but not limited to, any restrictions on the scope of the independent auditor's activities or on access to requested information (and any significant disagreements with management), any accounting adjustments that were noted or proposed by the auditor but were passed as immaterial or otherwise, any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement, and any "management" or "internal control" letter issued, or proposed to be issued, by the audit firm to the Company. The review shall also include discussion of the responsibilities, budget and staffing of the Company's internal audit function.

          (m) To review and approve, if appropriate, the internal audit charter and any changes thereto.

          (n) To ensure the independence of the chief internal auditing executive and to concur in the selection, retention and dismissal of the chief internal auditing executive.

          (o) To review the adequacy and effectiveness of the Company's accounting and internal control policies and procedures through inquiry and discussions with the Company's independent auditors, internal auditors and management of the Company and approve the internal control policies and any amendments thereto.

          (p) To establish procedures for (i) the receipt, retention, treatment, processing and resolution of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

          (q) To set hiring policies for employees or former employees of the independent auditors all in accordance with applicable legal restrictions.

          (r) Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company.

          (s) To report regularly to the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the internal audit function.

          (t) Direct preparation of and approve the Audit Committee Report required by the rules of the SEC to be included in the Company's annual proxy statement.

          (u) Annually evaluate the performance of the Audit Committee and report the results of the Audit Committee performance evaluation to the Board.

          (v) Review and assess annually the adequacy of the Audit Committee's charter.

          (w) Obtain from the Company's independent auditors any information required to be provided pursuant to Section 10A of the Securities Exchange Act of 1934.

          (x) Perform such additional activities and consider such other matters within the scope of its responsibilities as the Audit Committee or the Board deems necessary or appropriate.

                                     * * *

While the Audit Committee has the duties and responsibilities set forth in this charter, the Audit Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Audit Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Company complies with all laws and regulations.

                                                                       EXHIBIT B

                              SPECIAL AMENDMENT TO
                THE WILLIAMS COMPANIES, INC. 2002 INCENTIVE PLAN

                                       I.

A new Section 1.4 is added to the Plan, subject to approval by the Company's stockholders, to read as follows:

     1.4 2003 Exchange Program. Notwithstanding any contrary provision in the Plan, the Board shall have the authority to authorize a one-time option exchange program ("Exchange Program") to be implemented by the Board or its delegate, pursuant to which employees of the Company or an Affiliate who hold certain options to purchase common stock (the "Eligible Options") shall be offered the opportunity to elect to cancel such Eligible Options, whether or not the Eligible Options were granted under the Plan, in exchange for the grant by the Compensation Committee of replacement options under the Plan ("Replacement Options") to purchase the number of shares of common stock determined in accordance with the exchange ratio tables below (the "Exchange Ratio Tables"). Eligible Options shall be those with an exercise price equal to or in excess of $10.00 per share and a remaining term of at least two years on the date of cancellation of such Eligible Options under the Exchange Program.

     The exchange ratios set forth in the Exchange Ratio Table will vary depending on the average of the closing price of the common stock for the 20 business days ending ("Offer Commencement Date Price") on a date prior to the commencement of the Exchange Program, which date shall be determined by the Company. Because the Offer Commencement Date Price cannot be determined until such date, the Company can only calculate the exchange ratios prior to such date using estimated stock prices. The table below illustrates the exchange ratios that will apply at different Offer Commencement Date Prices.

               EXCHANGE RATIOS FOR OFFER COMMENCEMENT DATE PRICES

ORIGINAL GRANT DATE             $3.00/SHARE   $4.00/SHARE   $5.00/SHARE   $6.00/SHARE   $7.00/SHARE
-------------------             -----------   -----------   -----------   -----------   -----------
1995..........................      12:1          6:1         3.75:1         2.5:1           2:1
1996..........................    12.5:1          7:1         4.75:1         3.5:1         2.5:1
1997-2000.....................      13:1          8:1         5.75:1         4.5:1        3.75:1
2001..........................       7:1          5:1         3.75:1        3.25:1        2.75:1
2002..........................     2.5:1          2:1         1.75:1         1.5:1         1.5:1

     If the Offer Commencement Date Price is something other than the current stock prices shown in the above table, including if the Offer Commencement Date Price is below $3.00 per share or above $7.00 per share, the exchange ratios will be adjusted appropriately using the same valuation methodology used to determine the ratios shown above. The Exchange Program will be cancelled if the Offer Commencement Date Price exceeds $10.00.

     Replacement Options shall be granted no less than six months and one day following the cancellation of the Eligible Options, at a price equal to the Fair Market Value of the common stock on the date of grant of the Replacement Options. Each Replacement Option shall have a term equal to the remaining term of the corresponding cancelled Eligible Option, determined on the date of cancellation of such Eligible Option pursuant to the Exchange Program.

     Each Replacement Option will vest the later of one year from the date of grant of the Replacement Option or the date the Eligible Option it replaces would have vested if not tendered for exchange; provided, however, that the Award Agreement for the Replacement Option may provide for accelerated vesting in the event the Grantee's employment is terminated by death, Disability, or retirement (as defined in the Company's pension plan).

     To participate in the Exchange Offer Program, an employee must surrender all of the Eligible Options granted to him or her prior to November 27, 2002 (other than those which have already been exercised). The following individuals shall not participate in the Exchange Program: executive officers of the Company, members of the Board, former employees or retirees, and non-U.S. citizens employed outside the United States. Furthermore, persons who participated in the Exchange Program but are not, at the time the Replacement Options are granted, employed by the Company or an Affiliate, shall not receive any Replacement Options.

     All other terms and conditions of the Exchange Offer shall be determined in the sole discretion of the Board or the Compensation Committee.

                                      II.

Section 4.1 is amended subject to approval by the Company's stockholders, by adding the following immediately following the first sentence thereof:

          In addition, (a) the number of Returned Shares under any of The Williams Companies, Inc. stock plans shall be reserved for delivery under the Plan, and (b) the number of shares underlying options cancelled pursuant to the Exchange Program described in Section 1.4, whether or not such options were granted under the Plan, shall be reserved for delivery under the Plan; provided that the additional number of shares so reserved shall not exceed two million five hundred thousand (2,500,000).

                                      III.

     Except as amended herein, the Plan shall remain in full force and effect.

THE WILLIAMS COMPANIES, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8057
EDISON, NJ 08818-8057



                              VOTER CONTROL NUMBER




                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.


       VOTE-BY-INTERNET  (GRAPHIC)                     OR                 VOTE-BY-TELEPHONE  (GRAPHIC)



1.  LOG ON TO THE INTERNET AND GO TO                               1.  CALL TOLL-FREE
    http://www.eproxyvote.com/wmb                                      1-877-PRX-VOTE (1-877-779-8683)

2.  ENTER YOUR VOTER CONTROL NUMBER LISTED                         2.  ENTER YOUR VOTER CONTROL NUMBER
    ABOVE AND FOLLOW THE EASY STEPS OUTLINED                           LISTED ABOVE AND FOLLOW THE EASY
    ON THE SECURED WEBSITE.                                            RECORDED INSTRUCTIONS.


                  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.


                               DETACH HERE if you are returning your proxy card by mail
------------------------------------------------------------------------------------------------------------------


                                                                                                            1296

        Please mark
[X]     votes as in
        this example.



This proxy, when properly executed, will be                                                                  FOR   AGAINST  ABSTAIN
voted in the manner directed herein. IF NO DIRECTION                2. Ratification of Appointment of        [ ]     [ ]      [ ]
IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND                  Independent Auditor.
2 AND AGAINST PROPOSAL 3.
                                                                    3. Amendment of the Williams Companies,  [ ]     [ ]      [ ]
--------------------------------------------------------               Inc. 2002 Incentive Plan.
                THE WILLIAMS COMPANIES, INC.
--------------------------------------------------------            4. Stockholder Proposal on               [ ]     [ ]      [ ]
                                                                       Audit Services.

1. Election of Directors.          (01) William E. Green           In their discretion of one or more of said proxies upon any
                                   (02) W.R. Howell                other business as may properly come before the Annual
                                   (03) George A. Lorch            Meeting or any adjournments thereof.

                FOR                WITHHELD                        The signer hereby revokes all proxies therefore given
                                                                   by the signer to vote at said Annual Meeting or any
                [ ]                  [ ]                           adjournments thereof.


     [ ] ----------------------------------------                  For address changes and/or comments, please check this box and
         For all nominees except as written above                  write them on the back where indicated.

                                                                   Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor,
                                                                   administrator, trustee or guardian, please give full title as such.

Signature:                          Date:              Signature:                              Date:
           -----------------------        -----------            ----------------------------        --------------


                                                                 (WILLIAMS LOGO)


      PROXY SERVICES EQUISERVE P.O. BOX 8057 EDISON, NEW JERSEY 08818-8057

VOTE BY PHONE 1-877-779-8683

Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call. You will be prompted to enter your Control Number and then follow the simple instructions the Vote Voice provides to you.

VOTE BY INTERNET WWW.EPROXYVOTE.COM/WMB

Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site. You will be prompted to enter your Control Number to obtain your records and create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to The Williams Companies, Inc., c/o EquiServe Trust Company, NA, P.O. Box 8057, Edison, New Jersey 08818-8057.



                                  DETACH HERE
--------------------------------------------------------------------------------


PROXY


                                     PROXY

                          THE WILLIAMS COMPANIES, INC.

         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WILLIAMS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 15, 2003.

The undersigned stockholder of The Williams Companies, Inc. ("Williams") hereby appoints STEVEN J. MALCOLM, GARY R. BELITZ and JAMES J. BENDER, jointly and severally with full power of substitution, as proxies to represent and to vote all of the shares of Williams' Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Williams to be held on the 15th day of May, 2003, and at any and all adjournments thereof on all matters coming before said meeting.

Election of Directors, Nominees:

(01) William E. Green, (02) W.R. Howell and (03) George A. Lorch

To participants in The Williams Investment Plus Plan, Mid-South PACE Savings and Retirement Plan, WES Savings Plan for Hourly Employees, WCG Investment Plan, Platinum Equity 401(k) Plan, Platinum Equity Union 401(k) Plan, and WEC Inc. Employee Savings Plan:

This proxy/voting instruction card constitutes your voting instructions to the Trustee(s) of one or more of the Plans listed above. Non-voted shares will be voted in the same proportion on each issue as the Trustees votes those shares for which it receives voting instructions from Participants.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE. BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.






HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

---------------------------------               -------------------------------

---------------------------------               -------------------------------

---------------------------------               -------------------------------


(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)